EX-23.B




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectuses and to the use of our reports dated March 21, 2003 and April 25, 2003, with respect to the financial statements of Sage Life Assurance of America, Inc. and The Sage Variable Annuity Account A, respectively, included in the Amendment No. 1 to the Registration Statement (Form S-1, No. 333-87174) and related Prospectuses.


                                                /s/ ERNST & YOUNG, LLP




Hartford, Connecticut
April 28, 2003